AMENDMENT TO CONVERTIBLE
PROMISSORY NOTE

THIS AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”), effective as of September 1, 2009 (the “Effective Date”), is entered into by and between CONO ITALIANO, INC., a corporation formed under the laws of the State of Nevada (“Payor”) and M.E.G.K. GROUP LLC (“Holder”).

WHEREAS Payor and Holder entered into that certain convertible promissory note dated December 28, 2007 in the principal amount of $200,000.00 (the “Convertible Promissory Note”), pursuant to which Holder has automatic and optional conversion rights under Section 3;

WHEREAS Section 3(a) of the Convertible Promissory Note provides for automatic conversion of all amounts of principal unpaid to be automatically converted into shares of common stock of the Payor upon occurrence of a Change in Control (as defined therein);

WHEREAS Section 3(b) of the Convertible Promissory Note provides for optional conversion of all or any portion of the principal amount due and owing into shares of common stock of the Payor;

WHEREAS Payor and Holder intended at the time of the Convertible Promissory Note to limit the Holder upon any conversion to holding in excess 9.99% of the total issued and outstanding shares of common stock of Payor;

WHEREAS, the parties desire to amend the Convertible Promissory Note as set forth below.

NOW THEREFORE that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

AGREEMENT

1.	Section 3(a) of the Convertible Promissory Note shall be deleted in its entirety.

2.	Section 3(b) of the Convertible Promissory Note shall read as follows:

“All or any portion of the principal amount due and owing under this Note may be converted at the option of Holder into fully paid and non-assessable shares of Stock of the Payor at any time prior to the Maturity Date upon three (3) days written notice; provided, however, that no such conversion shall result in the Payor holding in excess 9.99% of the total issued and outstanding shares of common stock of Payor at any time.”

3.	All of the provisions of the Convertible Promissory Note remain valid and binding upon the parties.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

CONO ITALIANO INC.

Date: October 22, 2009	By:
Title

M.E.G.K GROUP LLC

Date: October 22, 2009	By:
Title